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                                                     EXHIBIT 1

             Deloitte & Touche LLP     Telephone:(215) 246-2300
             Twenty-Fourth Floor       Facsimile:(215) 569-2441
             1700 Market Street
             Philadelphia, Pennsylvania 19103 -3984

June 30, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of American Gaming & Entertainment, Ltd. dated June 14, 1999.


Yours truly,

DELOITTE & TOUCHE LLP